Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 16, 2000 (except with respect to the stock split discussed in Note 7, to which the date is June 14, 2000) included in Interland, Inc.'s prospectus dated July 25, 2000 and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

March 2, 2001
Atlanta, Georgia